Exhibit 99.1
tdw.com Raymond James 45th Annual Institutional Investor Conference March 2024

tdw.com This presentation contains “forward-looking statements” within the meaning of the U.S. federal securities laws – that is, any statements that are not historical facts. Such statements often contain words such as “expect,” “believe,” “think,” “anticipate,” “predict,” “plan,” “assume,” “estimate,” “forecast,” “target,” “projections,” “intend,” “should,” “will,” “shall” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain and based on our management’s current expectations and beliefs concerning future developments and their potential impact on Tidewater Inc. and its subsidiaries (the “Company”). These forward-looking statements involve risks and uncertainties that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: fluctuations in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers based on industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; increased global concern, regulation and scrutiny regarding climate change; increased stockholder activism; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; the resolution of pending legal proceedings; and other risks and uncertainties detailed in our most recent Forms 10-K, Form 10-Q and Form 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Statements in this presentation are made as of the date of this presentation, and the Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. Forward-looking Statements 2

tdw.com 1. Company overview 2. Market overview 3. Financials 4. Sustainability at Tidewater 5. Appendix Agenda

tdw.com 1. Company Overview

Tidewater – The Premier Global OSV Fleet

Company Overview Today

- The largest offshore support vessel operator in the world
- Strong international footprint with a presence in every major market
- Vessels provide support to offshore E&P and wind activities, including towing, anchor-handling and transportation of supplies and personnel, construction and seafloor evaluation
- Acquisition of 37 vessels from Solstad Offshore solidifies market leading position

Global Footprint in All Major Offshore Regions


Tidewater

Company Highlights [1]

217 *Vessels; Largest OSV fleet in the world* [2]	**17** *Hybrid vessels; Largest in the world* [3]	**~67%** *High-specification OSVs* [4]	**~$300m** *Liquidity*
11.8 *Years average age*	**~$635m** *2024E EBITDA* [5]	**$4.2b** *Market Cap*	**0.7x** *Net Debt / 2024E EBITDA*

Global OSV Fleet Summary [6]

Region	#of OSVs	>900m²	700-900m²	<700m²	>16k	8-16k BHP	4-8k BHP
Europe	51	39	8	2	2	0	0
Africa	47	9	16	3	4	11	4
Middle E.	42	1	8	12	1	5	15
Americas	36	12	13	5	2	2	2
A. Pac.	19	8	5	0	2	3	1
Total	**195**	**69**	**50**	**22**	**11**	**21**	**22**

(1) Market data as of March 1, 2024.
(2) Includes 22 vessels other than OSVs such as crew boats, maintenance vessels and tugboats.
(3) Including 15 battery hybrid and 2 LNG power capable vessels.
(4) High-spec defined at any PSV >700m² and any AHTS >16k BHP.

(5) 2024E EBITDA reflects midpoint of revenue guidance of $1.4 - $1.45B, gross margin guidance of 52% and G&A guidance of $106 million, inclusive of share-based compensation.
(6) Figures do not include 22 "other" vessels (crew boats, maintenance vessels and tug boats).

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tdw.com Global Footprint in All Major Offshore Regions (1) 195 OSVs Europe (51 OSVs) West Africa (47 OSVs) (2) Middle East (42 OSVs) PSV AHTS Total Fleet >900 m2 700 – 900 m2 <700 m2 >16K BHP 8 - 16K BHP 4 - 8K BHP PSV AHTS Americas (36 OSVs) Asia Pacific (19 OSVs) 6 39 8 2 2 9 16 3 4 11 4 1 8 12 15 5 1 12 13 5 2 2 2 8 5 1 3 2 141 54 Note: Reflects only PSVs and AHTSs; does not reflect TDW fleet of crew boats, maintenance vessels or tug boats. (1) Vessel count as of December 31, 2023. (2) Excludes 22 other TDW vessels including crew boats, maintenance vessels and tug boats.

Fleet Overview (1)

141



Platform Supply Vessels (PSV)

- Specially designed to supply offshore oil and gas platforms, drilling rigs and infrastructure
- Transport variety of cargoes incl. fuel, water, drilling fluids, cement or mud in below-deck tanks
- Carry material such as casing, drill pipe, tubing and misc. deck cargo on open deck

16



Crew Boats / Fast Supply Vessels (FSV)

- Specially designed to transport as many as 150 personnel from shore bases to offshore rigs, platforms and other installations at high speed and in comfort
- Capable of carrying moderate quantities of cargo

54



Anchor Handling Towing Supply Vessels (AHTS)

- Specially designed to serve offshore rigs in mooring and towing operations
- Capable of all types of towing, anchor handling activities, and varied subsea operations

3



Offshore Tugs

- Used to tow floating drilling rigs and barges
- Assist in the docking of tankers, pipe laying, cable laying and construction barges

3



Specialty Vessels

- Support offshore well stimulation, construction work, subsea services, and/or serve as remote accommodation facilities
- Equipped with a variety of lifting and deployment systems, including large capacity cranes, winches or reel systems

PSVs by Deck Size


141
69
22
50

• <700m2 • 700 - 900m2 • >900m2

AHTS by Bollard Pull


54
17
4
11
22

• 4 - 8K • 8 - 12K • 12 - 16K • >16K

(1) Vessel count as of December 31, 2023.

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tdw.com Fleet Evolution – High-Specification Vessel Focus OSV Fleet Count(1) High-Specification OSV Fleet Size TDW has meticulously high-graded its fleet by focusing on high-quality assets, large vessels routinely in high demand and value accretive acquisitions TDW added 85 premier, high-quality vessels to its fleet via M&A over the last 18 months TDW’s fleet evolved into the largest and most relevant vessels on the market PSV AHTS 8 69 50 11 > 900 m 700 - 900 m 16,000 BHP SOFF SPO Legacy TDW (2) 2 2 (2) (3) (3) (1) Excludes 22 other TDW vessels including crew boats, maintenance vessels and tug boats. (2) SPO refers to Swire Pacific Offshore. (3) SOFF refers to Solstad Offshore ASA.

tdw.com Leading OSV Operator with Largest High-Specification Fleet OSV Count and Age Profile 9 High-Specification OSVs(1) Other OSVs Average Age Note: Vessel count reflects only PSVs and AHTSs; does not reflect 22 other TDW vessels including crew boats, maintenance vessels and tug boats. Source: Spinergie (as of February 2024) and Company information. (1) Includes PSVs with clear deck space >700 m2 and AHTSs with >16K BHP. 195 126 116 109 84 65 56 50 44 42 42 41 0 2 4 6 8 10 12 14 16 18 20 0 20 40 60 80 100 120 140 160 180 200 TDW Edison Chouest COSL Bourbon Offshore Vallianz Hornbeck ADNOC P&O Maritime Britoil Hai Duong Grupo CBO Harvey Gulf Average Age (Years) OSVs

tdw.com Blue Chip Customer Base Vessel Mix Customers Asia Pacific Vessel Mix Customers West Africa Vessel Mix Customers Americas Large Medium Vessel Mix Customers Europe / Med Leading Blue-Chip Operators Around the World Utilize Tidewater’s Leading, World-Class Fleet 10 Vessel Mix Customers Middle East Small 14 15 7 13 27 7 41 7 3 2 13 27 10 8 1 Strong credit counterparties provide for strong cash collections, with Q4 2023 DSO of ~82 days Note: “Large” denotes vessels with >900m2 or with >16k BHP, “Medium” denotes vessels between 700m2 -900m2 or between 8k-16k BHP, “Small” denotes vessels of <700m2 or with <8k BHP.

tdw.com Historical Performance 11 Source: Company filings. Note: Q1 2017 gross margin includes $39.1 million of revenue associated with an early cancellation of a long-term contract. 0% 10% 20% 30% 40% 50% 60% $0 $5,000 $10,000 $15,000 $20,000 $25,000 Q1 2010 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015 Q1 2016 Q1 2017 Q1 2018 Q1 2019 Q1 2020 Q1 2021 Q1 2022 Q1 2023 Day Rate in USD Gross Margin (%) Day Rate Gross Margin Day Rate and Gross Margin through Q4 2023 High-Graded Fleet and Significant Synergy Realizations Should Allow For Enhanced Composite Day Rates and Improved Margin Performance as Compared to Historical Levels Significant improvement in day rates and cash margins

tdw.com 2. Market Overview

tdw.com Global Offshore Spending Overview Supportive oil price environment ▪ Global oil demand continuing to show signs of recovery towards pre-Covid levels and beyond ▪ Recent volatility in commodity prices has not led to any reduction in activity or expected future demand ▪ Global offshore capex expected to increase meaningfully in coming years (particularly deepwater) $36 $59 $32 $35 $38 $45 $56 $73 $30 $44 $14 $30 $46 $60 $49 $45 $0 $20 $40 $60 $80 $100 $120 $140 2018 2019 2020 2021 2022 2023 2024 2025 Deepwater Shelf $25 $27 $25 $23 $4 $15 $26 $26 $24 $11 $14 $1 $10 $20 $29 $11 $13 $17 $8 $0 $20 $40 $60 $80 $100 $120 2023 2024 2025 Middle East Europe S. America N. America AsiaPac Africa Russia 13 $8$4 $21 $55 $63 $28 $8 $29 $4 $2 $1 $0 $20 $40 $60 $80 $100 $120 $140 2024 2025 Sanctioned $10-20/bbl $20-40/bbl $40-60/bbl $60-80/bbl $80+/bbl Comments Global Offshore Commitments by Water Depth ($bn) Capital Commitments by Breakeven Oil Price ($bn) Offshore Commitments by Region ($bn) Source: Rystad Energy (December 2023).

tdw.com Global OSV Utilization No. of OSVs Utilisation, % No. of OSVs Utilisation, % 14 Utilisation, Global, AHTS >4,000 BHP Utilisation, Global, PSV >1,000 dwt Source: Clarksons Research (January 2024) Note: . “Lay-up” includes units confirmed to be in lay-up and out of service for an extended period. Excludes idle. Adjusted Utilization defined as working vessels divided by total vessels less laid-up vessels. 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 No. laid up No. Idle Active Utilisation % Adj. Utilisation % 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 No. laid up No. Idle Active Utilisation % Adj. Utilisation

tdw.com 0 10,000 20,000 30,000 40,000 50,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PSV 3,200dwt TC Rate PSV 4,000dwt TC Rate OSV Day Rate Progression 15 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 AHTS 80t BP TC Rate AHTS 120t BP TC Rate AHTS 200t BP TC Rate PSV TC Rates AHTS TC Rates Source: Clarksons (January 2024). Note: Average of SE Asia, Mid East, Latin Am, WAFR and Med, weighted by fleet deployment.

tdw.com Tidewater Leading Edge Contract Momentum 16 Vessel Class 2021 Day Rate 2022 Day Rate Q1 2023 Leading Edge Term Contracts Q2 2023 Leading Edge Term Contracts Q3 2023 Leading Edge Term Contracts Q4 2023 Leading Edge Term Contracts >900m2 PSV $14,382 $16,604 $24,522 $29,958 $30,802 $31,118 700 - 900m2 PSV 11,323 13,889 22,547 24,438 32,390 34,887 <700m2 PSV 9,643 10,477 15,999 18,417 26,992 -- >16k BHP AHTS 16,980 19,737 38,528 -- 26,673 37,899 12 - 16K BHP AHTS 11,383 11,695 -- -- -- 11,268 8 - 12K BHP AHTS 9,253 11,604 13,674 20,995 19,754 21,347 4 - 8K BHP AHTS 6,129 6,997 10,796 13,122 -- 12,000 Total $10,950 $12,803 $21,186 $23,498 $28,609 $29,511 Note: Total value for leading edge contracts is an average of the leading-edge contract prices based of number of vessels in each respective quarter. “Total” day rates reflect the aggregate day rate for the vessel classes shown and do not contemplate the day rates associated with non-OSV vessels (maintenance vessels, tugboats, crew boats). Term contracts are defined as time charters with a contracted duration of approximately two months or longer. Spot charter arrangements are not reflected in leading edge term charters. Leading Edge Day Rates up ~40% in 2023

tdw.com Global Fleet Profile by Vessel Type 17 Vessel Class Number of Vessels Average Age (yrs) Active (1) Laid-up Average Age – Laid-up (yrs) Active as % of Total >900m2 PSV 403 12.3 389 14 19.5 96.5% 700 - 900m2 PSV 392 12.1 349 43 21.4 89.0% <700m2 PSV 1,128 24.8 760 368 33.9 67.4% PSV Sub-total 1,923 19.7 1,498 428 32.4 77.9% >16k BHP AHTS 162 13.2 153 9 19.7 94.4% 12 - 16K BHP AHTS 173 17.2 147 26 22.4 85.0% 8 - 12K BHP AHTS 221 16.2 188 33 25.8 85.1% 4 - 8K BHP AHTS 1,308 19.8 978 330 31.1 74.8% AHTS Sub-total 1,864 18.6 1,466 398 29.8 78.6% Source: Spinergie Inc. as of 2/16/2024. Note: Excludes vessels in China, Turkey and Russia. Average age is determined using mid-year convention based on year built. (1) “Active” includes all vessels that are on-hire, off-hire, undergoing mobilization or are otherwise available in the market.

tdw.com Newbuild Economics Considerations Operating Assumptions Newbuild Cost ($m) $65 Assumed day rate ($k/day) $44 Opex rate ($k/day) $10.4 Drydocking Cost (every 5 years) ($m) $2.6 Utilization (%) 90% WACC 13% Years to earn cost of capital 20 Newbuild Economics Require a Through-cycle Average Day Rate of ~$44k/d To Achieve “NPV Zero” Based on 20 Year Useful Life Source: TDW management estimate. 18 0 5 10 15 20 25 30 43 44 45 $43k/day $44k/day $45k/day Years to breakeven 24 yrs. Day rate ($k/day) 20 yrs. 18 yrs. Other Assumptions • Three-year construction lead time • 3% p/a opex inflation until vessel delivered, future period inflation assumed to offset with commensurate day rate increases • 3% p/a inflation on drydock expenditures from current levels to first schedule drydock (eight years from vessel order date), and thereafter Three-year construction time-line plus 20-year useful life yields an end of economic life asset in 2047

tdw.com 0 200 400 600 800 1,000 1,200 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023ytd No., End Year Source: Clarksons Research. Data as of March 2023. Shipyard Capacity & Orderbook Status Number Of ‘Active’ Shipyards (vessels of c.1,000+ GT) Active Yards: At least one vessel 1,000+ GT on order ~1,000 361 Despite improved orderbook cover at many major shipbuilders, smaller shipyards still continuing to leave the newbuild market 19 Orderbook, No. Units OSV Orderbook Development No. units % of Fleet (RHS) 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0 100 200 300 400 500 600 700 800 900 1,000 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Bulk of existing newbuild orders are legacy “stranded” assets that have been on-order for years; only 22 vessels added to orderbook since 2020 Global shipyard capacity down ~65%

tdw.com 0 10 20 30 40 50 60 ING Bank SEB Bank of China China Exim Danske Bank NORD/LB Citigroup SMBC Danish Ship Finance Bremer Landesbank Unicredit / HVB Deutsche Bank BNP Paribas HSBC Lloyds MUFG Bank DVB Credit Suisse Nordea Credit Agricole CIB KfW IPEX-Bank RBS DnB NOR Commerzbank (ex-DSB) HSH Nordbank 0 10 20 30 40 50 60 DnB NOR Standard Chartered Nordea CDB Leasing Bank of America ML SEB SocGen CIB Citigroup CMB Leasing K-Sure KEXIM Credit Suisse ING Bank SMBC ABN AMRO HSBC Sumitomo Trust MUFG Bank Credit Agricole CIB Bank of China BoCom Leasing KfW IPEX-Bank ICBC Leasing China Exim BNP Paribas Lack of Debt Availability: May Delay Newbuild Investment Leading Bank Maritime Portfolios 2008 Leading Bank Maritime Portfolios March 2023 Source: Clarksons Research, Clarksons Platou Structured, Asset Finance, Marine Money, Petrofin, Industry Sources. Top 10: $248bn Top 11-25: $144bn Portfolios in orange represent those that have either privatised or exited shipping since 2008 20 Top 10: $152bn Top 11-25: $91bn Portfolios in light blue represent Poseidon Principles signatories

tdw.com Global & Active OSV Fleet Attrition Source: Spinergie Inc. as of 2/19/2024. Note: Age of each vessel based on build year and utilizes mid-year convention to calculate age. 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Active Laid-up Total fleet of existing OSVs <25 years old to contract by approximately 44% by 2035 No. of OSVs Global OSV Fleet – Vessels <25 Years Old (350) (300) (250) (200) (150) (100) (50) 0 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Active Of vessels that are currently active, approximately 1,260 OSVs will age beyond 25 years by 2035, or approximately 41% of the active fleet No. of OSVs Active OSV Fleet Attrition – Vessels To Age Beyond 25 Years

tdw.com 3. Financials

tdw.com 439 289 293 168 175 734 372 218 150 149 170 276 0 200 400 600 800 2018 2019 2020 2021 2022 2023 Historical and Projected Financial Profile 23 Equity Ratio 407 487 397 371 648 1,010 1,425 2018 2019 2020 2021 2022 2023E 2024E 41 68 74 35 167 387 635 10% 14% 19% 9% 26% 38% 45% 0% 10% 20% 30% 40% 50% 60% 0 100 200 300 400 500 600 700 2018 2019 2020 2021 2022 2023E 2024E 1.6x 1.0x 1.9x 0.5x 0.0x 1.2x 0.7x 2018 2019 2020 2021 2022 2023 2024E Revenue ($m) EBITDA ($m) and Margin (%) Gross debt and cash ($m) Net Debt / EBITDA (x) (2) (3) Source: Company filings and Company estimates. (1) 2024E revenue reflects the midpoint of guided revenue of $1.4 - $1.45 billion as provided on the Q4 2023 earnings conference call. (2) 2024E EBITDA reflects the midpoint of guided revenue of $1.4 - $1.45 billion, guided gross margin of 52% and $106 million of G&A as provided on the Q4 2023 earnings conference call. (3) Utilizes Q4 2023 reported net debt divided by guided 2024E EBITDA as described above. (1)

tdw.com 635 734 843 953 1,062 1,172 1,281 1,390 1,500 0 100 200 300 400 500 600 700 800 900 1,000 1,100 1,200 1,300 1,400 1,500 2024E EBITDA ~$23.9k/day Total Fleet Dayrate Utilization Uplift ~$22.4k/day Total Fleet Dayrate ~$25.4k/day Total Fleet Dayrate ~$26.9k/day Total Fleet Dayrate ~$28.4k/day Total Fleet Dayrate ~$29.9k/day Total Fleet Dayrate ~$31.4k/day Total Fleet Dayrate Significant Earnings Leverage and Cash Generation 24 Unlevered Vessel-level Cash Flow Conversion (%) 87% 89% 90% 91% 92% 92% 93% 94% Gross Margin 55% 58% 61% 63% 65% 67% 69% Q4 2023 Leading-Edge Composite 70% Day Rates: $29.5k/day Note: 2024E EBITDA represents the implied EBITDA based on the full-year 2024 guidance provided on the Company’s Q4 2023 earnings call, specifically the midpoint of revenue guidance of $1.4 - $1.45 billion with an associated utilization of approximately 86%, gross margin guidance of 52%, cash G&A guidance of $93 million and non-cash G&A expense of $13 million. Utilization Uplift scenario contemplates combined fleet full-year 2024 utilization increasing from approximately 86% to approximately 92%. Implied full-year 2024 day rate of ~$21k/day held constant in the Utilization Uplift scenario. Operating expense assumption in each day rate scenario contemplates the implied opex derived from the revenue and gross margin guidance described above for the combined fleet in all future periods and no opex or drydock expense inflation is assumed in any scenario. Unlevered Vessel-level Cash Flow is defined as EBITDA less drydocks and capex which is assumed to be $77 million and $20 million per year, respectively, on average as derived from the 2020 – 2024E average drydock spend depicted on slide 25 of this presentation. Unlevered Vessel-level Cash Flow does not contemplate the impact of cash taxes, working capital or debt service. Unlevered Vessel-level Cash Flow Conversion defined as Unlevered Vessel-level Cash Flow divided by EBITDA.

Fleet Focus – Drydocks and Vessel Vintage

Pro Forma Historical Drydock Spend[1]



$ in millions
Drydock spend driven primarily by the age of a vessel and its required 5-year docking schedule
Significant variability due to non-uniform distribution of vessel ages
2020-2024E Pro Forma Average Drydock Spend
$77
$97
$44
$48
$69
$97
$127
2019
2020
2021
2022
2023
2024E

Tidewater OSV Vintage Distribution[2]



Significant variability in drydock spend can be seen from non-uniform distribution of vessel build dates
1
0
0
2
4
4
1
4
5
16
19
14
22
18
29
31
13
8
2
4
0
0
0
0
0
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Source: Company financials, management estimates.

Note: 2024E drydock spend based on TDW management guidance.

(1) Historical Drydock Spend represents a combination of the following: a) reported drydock spend in Company SEC filings, b) historical drydock spend associated with acquired Swire Pacific Offshore vessels per Swire Pacific Offshore historical information provided during due diligence up to the time of acquisition and c) historical drydock spend associated with the acquired Solstad Offshore vessels based on historical information received from Solstad Offshore ASA.

(2) Excludes 22 non-OSV vessels including tugboats, crew boats and maintenance vessels.

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tdw.com Debt Capital Structure Overview TDW Debt Maturity Profile (1) (2) 26 $100 $75 $175 $0 $50 $100 $150 $200 $250 $300 $350 2024 2025 2026 2027 2028 $300 Bank Debt Bank Debt Amortization Senior Secured Notes Senior Unsecured Notes Comments ($ in millions) ▪ Current capital structure features staggered maturities with the bulk of principal repayment due 2026 or later ▪ Amortization of the $325m bank facility to a balloon payment at maturity (after three years) of $75m ▪ No pre-payment penalty related to Bank Debt ▪ Senior Secured Notes exit make-whole period in May 2024 ▪ Senior Unsecured Notes exit make-whole period in July 2025 (1) Does not reflect the amortization of $14.2m of shipyard debt that is payable over 5 years semiannually beginning second half of 2023. (2) Includes undrawn $25m Super Senior Revolver maturing in November 2026. $50 $75 $250

tdw.com 4. ESG at Tidewater

tdw.com Commitment to ESG principles Environment Social Governance 28 Environmental Management and pollution reduction Responsible Ship Recyling Emissions reduction through low-sulfur fuel vessels Waste Management Vessel outfitting with hybrid battery technnology Providing the safest working environment possible Continuous health and safety training and education Ensure emergency preparedness across the management and crew Strive for community betterment Support community organizations Corporate Governance and Ethics Supply Chain Management Responding to Stakeholder Concerns Data Privacy Cybersecurity

tdw.com Sustainability Report ▪ Tidewater’s third annual comprehensive and stand-alone sustainability report presenting the company’s ESG performance, along with its management approach to material sustainability topics now available on the company website: https://www.tdw.com/sustainability/sustainability-report/ ▪ Prepared in accordance with: ▪ Global Reporting Initiative (GRI) Standards ▪ Sustainability Accounting Standards Board (SASB) Marine Transportation Standard ▪ Task force on Climate-related Financial Disclosures (TCFD) 29

tdw.com Safety Leadership Remains a First Priority TRCF = (LTIs + RECs) x 1,000,000 / Exposure Hours Total Recordable Case Frequency 2012-2022 0.64 TDW 10 Year Average 2.00 0.0 1.00 2.00 0.0 1.00 0.79 TDW CY 2022 0.00 0.50 1.00 1.50 2.00 2.50 3.00 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022* Tidewater Global Fleet International Marine Contractors Association (IMCA) Marine Safety Forum (MSF) International Support Vessel Owner's Association (ISOA) *2022 ISOA data is pending completion.

tdw.com 1 Largest global OSV operator 2 Attractive market fundamentals supporting meaningful cash flow generation capability 3 Strong global footprint and increased exposure to blue-chip operators 4 Full cycle financial resilience with strong balance sheet and liquidity 6 Dedicated commitment to safety and sustainability 5 Increased scale with a platform designed for cash flow generation 31 tdw.com Summary

tdw.com 5. Appendix

Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA Reconciliation

Adjusted EBITDA 2018 – 2019

	Q12018	Q22018	Q32018	Q42018	2018	Q12019	Q22019	Q32019	Q42019	2019
Net Loss	(39,029)	(11,182)	(31,183)	(90,377)	(171,771)	(21,286)	(15,553)	(43,806)	(60,574)	(141,219)
Interest and other debt cost	7,599	7,547	7,585	7,707	30,438	7,736	7,582	7,468	6,282	29,068
Income Tax (benefit) expense	3,321	5,797	1,278	7,856	18,252	5,830	5,542	15,071	1,281	27,724
Depreciation	11,380	11,192	11,377	17,383	51,332	19,034	19,548	19,047	19,416	77,045
Amortization of deferred drydock and survey cost	638	1,593	2,012	2,718	6,961	3,898	5,490	6,688	8,810	24,886
EBITDA[1,2,3]	(16,091)	14,947	(8,931)	(54,713)	(64,788)	15,212	22,609	4,468	(24,785)	17,504
Long - lived asset impairments and other	6,186	1,215	16,853	44,997	69,251	-	-	5,224	32,549	37,773
Affiliate credit loss impairment (credit)	-	-	-	20,083	20,083	-	-	-	-	-
Affiliate guarantee obligation	-	-	-	-	-	-	-	-	-	-
One-time integration related costs	-	1,547	3,036	12,161	16,744	3,739	460	6,293	2,123	12,615
Adjusted EBITDA[1,2,3]	(9,905)	17,709	10,958	22,528	41,290	18,951	23,069	15,985	9,887	67,892

Source: Company information

1) *EBITDA excludes interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges, and merger and integration related costs.*
2) *EBITDA and Adjusted EBITDA for each of the prior quarters includes non-cash, stock-based compensation expense respectively.*
3) *EBITDA and Adjusted EBITDA for each of the quarters includes foreign exchange gains (losses) respectively.*

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Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA Reconciliation

Adjusted EBITDA 2020 – 2021

	Q12020	Q22020	Q32020	Q42020	2020	Q12021	Q22021	Q32021	Q42021	2021
Net Loss	(18,524)	(110,664)	(38,081)	(29,427)	(196,696)	(35,527)	(29,647)	(26,407)	(38,079)	(129,660)
Interest and other debt cost	6,142	5,959	6,071	5,984	24,156	4,541	3,944	3,681	3,417	15,583
Income Tax (benefit) expense	(5,171)	2,730	5,953	(4,477)	(965)	2,009	6,026	887	(3,047)	5,875
Depreciation	17,285	16,986	19,343	19,416	73,030	18,470	18,224	17,911	18,618	73,223
Amortization of deferred drydock and survey cost	9,822	11,158	11,434	11,265	43,679	11,257	10,325	10,069	9,670	41,321
EBITDA[1,2,3]	9,554	(73,831)	4,720	2,761	(56,796)	750	8,872	6,141	(9,421)	6,342
Long - lived asset impairments and other	10,207	55,482	1,945	6,475	74,109	-	-	2,167	13,476	15,643
Affiliate credit loss impairment (credit)	-	53,581	-	(600)	52,981	-	(1,000)	-	1,400	400
Loss on early extinguishment of debt	-	-	-	-	-	-	-	-	11,100	11,100
Affiliate guarantee obligation	-	2,000	-	-	2,000	-	-	-	-	-
One-time integration related costs	129	446	641	291	1,507	103	795	112	221	1,231
Adjusted EBITDA[1,2,3]	19,890	37,678	7,306	8,927	73,801	853	8,667	8,420	16,776	34,716

Source: Company information

1) *EBITDA excludes interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges, and merger and integration related costs.*
2) *EBITDA and Adjusted EBITDA for each of the prior quarters includes non-cash, stock-based compensation expense respectively.*
3) *EBITDA and Adjusted EBITDA for each of the quarters includes foreign exchange gains (losses) respectively.*

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Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA Reconciliation

Adjusted EBITDA 2022 – 2023

	Q12022	Q22022	Q3 2022	Q4 2022	2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023
Net Income / (Loss)	(12,271)	(25,014)	4,910	10,182	(22,193)	10,816	21,928	25,549	37,328	95,621
Interest and other debt cost	4,175	4,284	4,391	4,339	17,189	4,190	4,731	19,288	20,263	48,472
Income Tax (benefit) expense	5,218	6,619	6,352	1,697	19,886	11,971	11,284	9,260	10,793	43,308
Depreciation	17,673	22,614	22,252	20,983	83,522	21,048	21,096	43,845	42,788	128,777
Amortization of deferred drydock and survey cost	8,984	9,152	8,604	8,898	35,638	9,618	11,672	13,885	16,379	51,554
Amortization of below market contracts	-	-	-	-	-	-	-	(1,906)	(1,896)	(3,800)
EBITDA[1,2]	23,779	17,655	46,509	46,099	134,042	57,643	70,711	109,921	125,657	363,932
Long - lived asset impairments and other	(500)	-	1,214	-	714	-	-	-	-	-
Indemnification assets non-cash charge	-	-	-	-	-	-	-	1,184	(70)	1,114
Loss on warrants	-	14,175	-	-	14,175	-	-	-	-	-
Gain on bargain purchase	(1,300)	-	-	-	(1,300)	-	-	-	-	-
Non-cash stock compensation expense	-	-	-	-	-	2,103	2,648	2,496	3,508	10,755
One-time integration related costs	2,305	7,314	4,332	5,150	19,101	1,426	1,242	6,079	2,177	10,924
Adjusted EBITDA[1,2]	24,284	39,144	52,055	51,249	166,732	59,069	71,953	117,184	131,272	386,725

Source: Company information

1) EBITDA excludes interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges, and merger and integration related costs.

2) EBITDA and Adjusted EBITDA for each of the quarters includes foreign exchange gains (losses) respectively.

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